Exhibit 5.1

4 March 2014

MakeMyTrip Limited

c/o Multiconsult Limited

Les Cascades Building

Edith Cavell Street

Port Louis

Mauritius

Dear Sirs,

MakeMyTrip Limited (the Company)

We have acted as the Company’s Mauritius legal advisers in connection with its registration statement on Form F-3 (the Registration Statement) filed on 14 February 2014, as amended on or about the date hereof, under the United States Securities Act of 1933, as amended (the Securities Act). The Registration Statement relates to the offer and sale from time to time, in one or more offerings (the Offering), of the Company’s ordinary shares of par value $0.0005 each by the Company and certain selling shareholders identified in the Registration Statement (the Selling Shareholders).

Newly-issued ordinary shares of up to 4,050,000 to be offered by the Company pursuant to the Registration Statement for sale are herein referred to as the Primary Shares; and up to 14,885,185 ordinary shares in the Company to be offered pursuant to the Registration Statement for sale by the Selling Shareholders are herein referred to as the Selling Shareholder Shares. The Primary Shares and the Selling Shareholder Shares are together the Shares.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed a copy of (1) the certificate of incorporation, the certificate of incorporation on change of name and the certificate of conversion to public company of the Company, (2) the constitution of the Company, (3) the Category 1 global business licence issued by the Financial Services Commission of Mauritius (the Financial Services Commission) under the Financial Services Act 2007 (FSA), (4) written resolutions of the board of directors of the Company dated 13 February 2014 (the Resolutions), (5) the Certificate of Current Standing in respect of the Company issued by the Registrar of Companies in Mauritius on 5 February 2014 (the Certificate Date), (6) a certificate from the Secretary of the Company addressed to our firm dated 5 February 2014, a copy of which is attached hereto (the Officer’s Certificate), (7) the Company’s Mauritius tax residence certificate specific to India dated 13 June 2013 issued by the Mauritius Revenue Authority, (8) the Company’s general Mauritius tax residence certificate for all jurisdictions dated 13 June 2013 issued by the Mauritius Revenue Authority, and (9) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) that there is no provision of the law of any jurisdiction, other than Mauritius, which would have any implication in relation to the opinions expressed herein, (d) that upon issue of any Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, and (e) that upon sale of any Shares to be sold by the Selling Shareholders, the Selling Shareholders will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

We have not been instructed to undertake and have not undertaken any further inquiry or due diligence in relation to the transaction the subject of this opinion. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Officer’s Certificate as to matters of fact without further verification and have relied upon the foregoing assumptions, which we have not independently verified.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Mauritius. This opinion is to be governed by and construed in accordance with the laws of Mauritius and is limited to and is given on the basis of the current law and practice in Mauritius. This opinion is issued for the purposes of the filing of the Registration Statement and the Offering.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	As at the Certificate Date, the Company is a public company limited by shares duly incorporated and validly existing under the laws of Mauritius and is of current standing as evidenced by the Certificate of Current Standing issued by the Registrar of Companies.

2.	The Company is the holder of a Category 1 global business licence issued by the Financial Services Commission under the FSA.

3.	When issued and paid for as contemplated by the Registration Statement, the Primary Shares will be validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.	The Selling Shareholder Shares have been, or when sold as contemplated by the Registration Statement on completion of the Offering will be, validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

5.	The statements under the caption “Mauritius Tax Consequences” in the Registration Statement constitute our opinion with respect to the tax consequences under Mauritius law of the acquisition, ownership and disposition of the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the captions “Legal Matters” and “Taxation” in the prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act, or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman (Mauritius) Limited

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